UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

FUELSTREAM, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FUELSTREAM, INC.

11650 South State Street, Suite 240

Draper, UT 84020

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Fuelstream, Inc. a Delaware corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to approve a reverse split of our outstanding shares (“Reverse Split”) and to effect a restatement of our Certificate of Incorporation (“Restatement”) to increase the number of post-split authorized shares of our common and preferred stock. The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, outstanding Series A Preferred Stock, and Series B Preferred Stock, as well as our board of directors, by written consent on June 14, 2011. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof. We have also attached a copy of the Restatement to this Information Statement for your reference.

In effecting the Reverse Split, we are consolidating the number of our outstanding shares of common stock on a ratio of 1 share for every 100 shares issued and outstanding as of the record date set forth below. We will not issue fractional shares and will round each fractional share up to the nearest whole share. Additionally, we will also round up to 200 shares each shareholder whose holdings would otherwise be less than 200 shares following the Reverse Split.

The Restatement was effected as of June 14, 2011 but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Restatement will be on or about July 8, 2011. A copy of the Restated Certificate of Incorporation is attached to this Information Statement as Appendix A.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Reverse Split and Restatement was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving these two matters. The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 228 of the Delaware General Corporation Law (“DGCL”) which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the DGCL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Reverse Split and the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Reverse Split and the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on July 8, 2011 (the “Record Date”). As of the Record Date, we had outstanding:

(i)                   54,713,485 shares of common stock; and

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(ii)    200 shares of Series A Preferred Stock which are not convertible into common stock but collectively hold 2,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

The transfer agent for our common stock is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Reverse Split and the Restatement. The persons that have consented to the Reverse Split and the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Reverse Split and the Restatement.

REVERSE STOCK SPLIT

On June 14, 2011, our board of directors and the holder of a majority in interest of our voting capital stock approved a 1-for-100 reverse split of our common shares (“Reverse Split”). This approval is anticipated to be effective 20 days after this Information Statement has been distributed to our shareholders.

As a result of the Reverse Split, each shareholder of record as of July 8, 2011, will receive one (1) share of common stock for each one hundred (100) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share and any registered shareholder who would otherwise hold less than 200 shares following the Reverse Split will be rounded up to 200 shares. Consequently, none of our registered shareholders will hold less than 200 shares following the Reverse Split.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute new business plan and position itself to raise additional investment capital, if needed.

RESTATEMENT OF CERTIFICATE OF INCORPORATION

We are amending and restating our Certificate of Incorporation in its entirety to make the following changes:

Increase in Authorized Common Shares. We are increasing the number of our authorized shares of common stock from 200,000,000 to 500,000,000 shares.

Increase in Authorized Preferred Shares. We are increasing the number of our authorized shares of preferred stock from 20,000,000 to 50,000,000 shares, to be issued in any number of series, with each series having such designation, rights, preferences, privileges, and restrictions as determined by our board of directors.

Reduction in Par Value. We are reducing the par value per share of our common and preferred stock from $0.002 to $0.0001 per share.

Removal of Classified Board. We are eliminating subsection (b) of Article V of our Certificate of Incorporation, which requires that our board of directors be divided into three equal classes, with directors in the first, second, and third classes to hold terms that expire in one, two, and three years and with re-election for three year terms to enable only one class of directors to be voted out of office in any given year. The Restatement now requires our directors to hold office only until the next annual meeting of shareholders.

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Removal of Supermajority Voting Requirement. We are eliminating Article VIII of our Certificate of Incorporation which requires a supermajority vote of our shareholders to change the number of directors, change the classification of directors (which has been removed as described in the preceding paragraph), or change the board’s ability to fill vacancies on the board.

These changes to our Certificate of Incorporation will not adversely affect stockholders but will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 500,000,000 shares of common stock and up to 50,000,000 shares of preferred stock having such rights, privileges, and preferences as determined by the board of directors, for consideration deemed adequate in exchange for such shares. We have attached a copy of the Restatement to this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock on a post-split basis as of June 14, 2011 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Please read the footnotes to the table carefully, as the numbers and percentages calculated therein take into account certain Series A Preferred Shares which, while not convertible into common stock, collectively carry 2,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

	(including Series A Preferred Voting Rights)		(excluding Series A Preferred Voting Rights)
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2) (post reverse-split)	Percent of Class(3)	Number of Shares Beneficially Owned(4) (post reverse split)	Percent of Class(5)
Mark Klok(6)	500,000	80.87%	500,000	80.87%
John Thomas(7)	2,000,000,000	99.97%	0	-
All officers and directors as a group (2 persons)	2,500,000,000	99.99%	500,000	80.87%

(1)     The address of each beneficial owner is c/o Fuelstream, Inc., 11650 South State Street, Suite 240, Draper, UT 84020.

(2)     With respect to determining voting rights of each shareholder above and including voting rights of Series A Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days; and (iii) all other instruments deemed beneficially held by the shareholder (such as Series A Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote.

(3)     With respect to calculating percentage of beneficial ownership and including voting rights of Series A Preferred Shares which are issued and outstanding, the calculation is based upon 646,079 shares of common stock outstanding as of June 14, 2011, and: (i) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days, and (ii) all other instruments deemed beneficially held by the shareholder (such as Series A Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, has exercised all applicable voting rights, and that no other shareholder has exercised such

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rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)     With respect to determining beneficial ownership of each shareholder above and excluding voting rights of Series A Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; and (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days.

(5)     With respect to calculating percentage of beneficial ownership and excluding voting rights of Series A Preferred Shares which are issued and outstanding, the calculation is based upon 646,079 shares of common stock outstanding as of June 14, 2011, and shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(6)     Chief Executive Officer and Chairman of the Company. Includes 500,000 shares of common stock held directly by Opiuchus Holdings, Inc., a corporation beneficially owned and controlled by Mr. Klok.

(7)     Director of the Company. Includes 2,000,000,000 voting rights in respect of Series A Preferred Shares held directly.

NO DISSENTER’S RIGHTS

Under the DGCL, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Split or the Restatement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Reverse Split or the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

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Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 11650 South State Street, Suite 240, Draper, UT 84020, or by calling us at (801) 816-2510. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF FUELSTREAM, INC.

/s/ Mark Klok

Mark Klok

President

June 24, 2011

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Appendix A

RESTATED CERTIFICATE OF INCORPORATION

Fuelstream, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation was originally incorporated under the name of Durwood, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware of July 12, 1996. A Restated Certificate of Incorporation changing the corporate name to SportsNuts.com International, Inc. was filed with the Secretary of State of the State of Delaware on April 6, 1999. A Restated Certificate of Incorporation changing the corporate name to SportsNuts, Inc. was filed with the Secretary of State of the State of Delaware on April 15, 2001. A Restated Certificate of Incorporation changing the name of the corporation to Fuelstream, Inc. was filed with the Secretary of State of the State of Delaware on April 9, 2010.

2. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

CERTIFICATE OF INCORPORATION

OF

FUELSTREAM, INC.

ARTICLE I. NAME

The name of the corporation is FUELSTREAM, INC. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, “Preferred Stock” and “Common Stock.” The number of shares of Preferred Stock

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authorized to be issued is Fifty Million (50,000,000). The number of shares of Common Stock authorized to be issued is Five Hundred Million (500,000,000). The Preferred Stock and the Common Stock shall each have a par value of $.0001 per share.

(a)                Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

(b)               Provisions Relating to Preferred Stock. The Board of Directors (the “Board”) is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in accordance with Sections 102(a) and 151(a) of the General Corporation Law of Delaware, in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof.

ARTICLE V. BOARD OF DIRECTORS

(a)                Number. The number of directors, constituting the entire Board shall be fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the terms of any director at any time in office.

(b)               Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(c)                Election of directors need not be by written ballot.

ARTICLE VI. BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

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I, THE UNDERSIGNED, being the President and Secretary of FuelStream, Inc. pursuant to the General Corporation law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of June, 2011.

By: _/s/ Mark D. Klok_______________________

Mark D. Klok, President & Secretary

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